Signature Copy


               Agreement for ASIC Design and Purchase of Products

                                     between
                              IBM Microelectronics
                                1000 River Street
                             Essex Junction, Vermont

                                       and

                           Maker Communications, Inc.

Agreement Number: X0458
Commencement Date:

IBM Customer Account
Representative: Dave Warner


Maker Communication, Inc.
73 Mount Wayte Avenue
Framingham, MA 01702


This agreement ("Agreement") is entered into by and between International Business Machines Corporation, incorporated under the laws of the State of New York ("IBM") and Maker Communications, Inc. ("Buyer"), incorporated under the laws of the State of Delaware.

This Agreement and its attachments ("Attachments") sets forth the terms and conditions pursuant to which semiconductor products will be designed, manufactured, sold and purchased. The terms and conditions by which IBM licenses to Buyer the IBM Design Kits specified in Attachment A are governed by the IBM Design Kit License initially executed by the parties on December 13, 1996.

1.0     DEFINITIONS

1.1     "ASIC(s)" means application specific integrated circuits.

1.2 "ASIC Tool Kits" means any computer aided design software and data provided by IBM and used by Buyer for the purpose of designing or checking ASIC designs, as updated or enhanced from time to time by IBM.

1.3 "Buyer Deliverable Items" means any information and materials supplied to IBM by Buyer, as set forth in Attachment B, including, without limitation, software, schematics, netlists, microcode, designs or techniques, as accepted by IBM and utilized in the design of or otherwise incorporated into a Product.

1.4 "EngineerIng Change" means a mechanical or electrical change to the Product which affects form, fit, function or maintainability.

1.5 "IBM Deliverable Items" means the information, materials and tools supplied to Buyer by IBM, as set forth in Attachment B, including, without limitation, IBM Design Kits, ASIC Tool Kits and Prototype devices.

1.6 "IBM Design Kits" means any IBM computer aided design software and data (including libraries) provided to Buyer for the purpose of designing or testing ASIC designs, as updated and enhanced from time to time. The term "IBM Design Kits" includes ASIC Tool Kits.


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.


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1.7     "Initial ASIC Design Review Checklist" ("IDR") means a written report in form and content as regularly used by IBM to make a preliminary assessment of the feasibility of Buyer's proposed Product design.

1.8 "Mandatory Engineering Changes" means engineering changes required to satisfy governmental standards, protect Product, system or data integrity, or for environmental, health or safety reasons.

1.9 "Milestones" means completion of the (i) initial design review ("IDR Milestone"), (ii) pre-layout and timing analysis ("RTL Milestone"), and
        (iii) the release to manufacturing ("RTM Milestone") stages of work.

1.10 "Nonrecurring Engineering Charges" ("NRE charges") means the costs for NRE Services.

1.11 "Nonrecurring Engineering Services" ("NRE Services") means engineering services provided by IBM to develop Products to be manufactured under this Agreement, which shall include delivery of Prototypes as specified in Attachment C.

1.12 "Product(s)" means production units of the ASIC product(s) to be sold and purchased under this Agreement as specified in Attachment A and as may be amended by the parties to include additional Products. Products shall not include Prototypes.

1.13 "Product Specifications" means the specifications for each Product including, without limitation, the post-layout electronic data interchange format ("EDIF") and timing requirements (including clock skew requirements), a statement of post-layout test coverage and I/O placement; as documented in the RTM, expressly or by specific incorporation.

1.14 "Prototype Acceptance" means Buyer's written approval that Buyer's Prototype evaluation demonstrates Prototype conformance to Product Specifications.

1.15 "Prototype device(s)" or "Prototypes" means a preliminary version of a Product which may or may not be functional and which is not suitable for production in commercial quantities.

1.16 "Purchase Order Lead Time" means the required minimum amount of time between IBM's receipt of the Purchase Order issued by Buyer and the requested shipment date necessary to accommodate manufacturing cycle time, as specified in Attachment C.

1.17 "Release to Layout Checklist" ("RTL") means a performance approval written report in form and content as regularly used by IBM to document completion of the pre-layout Level Sensitive Scan Design ("LSSD") and timing analysis milestone of the SOW.

1.18 "Release to Manufacturing Checklist" ("RTM") means a performance approval written report in form and content as regularly used by IBM to document the design review milestone at the completion of the post-layout timing analysis.

1.19 "Scheduled Shipment Date" means the date for shipment of Product requested by Buyer in a Purchase Order and accepted by IBM in accordance with Section 6.0 of this Agreement.

1.20 "Shipment Date" means the date for shipment of Product requested by Buyer in a Purchase Order.

1.21 "Statement of Work" or "SOW" means a written statement of work as set forth in Attachment A that identifies the respective design obligations that the parties agree to complete for the development of particular Products.

2.0     TERM OF AGREEMENT

        This Agreement shall become effective on the date it is executed by Buyer and IBM (the "Commencement Date"). The term of this Agreement will begin on the Commencement Date and will be effective for a period of three (3) years after the Commencement Date (the "Contract Period"), subject, however, to earlier termination as permitted under Section 13.0.

3.0     WORK SCOPE

3.1 IBM will provide Buyer with engineering support and assistance and Buyer will provide IBM with the Buyer Deliverable items and cooperate with IBM in the use of IBM Deliverable Items to enable IBM to manufacture Products, in accordance with the SOW. The Products are designed for verification on IBM ASIC tools and to be manufactured by IBM under this Agreement. The terms and conditions by which IBM licenses the IBM Design Kits are exclusively governed by the IBM Design Kit License Agreement, which is hereby incorporated by reference.

3.2 In the event that multiple Products are developed under this Agreement or this Agreement is amended to include additional Products, each such Product shall be developed under and subject to a separate SOW, separate development checklist and separate Product pricing.


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4.0     ASIC PRODUCT DES1GN

4.1 IBM's ASIC development checklists shall document the development of each of Buyer's Product design(s).

        4.1.1 The IDR will be used to make a preliminary feasibility assessment of each of Buyer's proposed Product design(s) and to advise Buyer of any areas where Buyer's design(s) do not conform to IBM design requirements.

        4.1.2 The RTL shall include, expressly or by specific incorporation, the design specifications for each Product required by Buyer to successfully place, route, time and conform to LSSD and provide static timing analysis. The RTL shall also document the fact that such information is available to Buyer and has been communicated to Buyer before each Product netlist is released to layout. Buyer's signature on the RTL shall record Buyer's acknowledgment of satisfactory completion of all work on such Product through such Milestone.

        4.1.3 Buyer's signature on the RTM shall record Buyer's acknowledgment of (i) satisfactory completion of all work on such Product through the RTM Milestone and (ii) the specifications to which IBM's warranty obligations, set forth in Section 14.0, apply. To the extent that specifications and test parameters contained in the RTM vary those set forth in the RTL, the specifications contained in the RTM shall govern.

        4.1.4 Buyer's signature on the RTL and RTM checklists shall not be unreasonably withheld.

4.2 IBM shall use commercially reasonable efforts to meet all Milestone and Prototype delivery schedules.

24.3 Any data relating to a Product design that Buyer is to furnish to IBM must be compatible with IBM tools, with which IBM will verify all design and engineering work for conformance to IBM's technology ground rules.

4.4 Buyer may request changes to any Product design during the course of the SOW by submitting a written request to IBM. Upon receipt by IBM of any such request, IBM shall promptly inform Buyer in writing of the effect of the requested change on the SOW including estimated completion of the design work to incorporate any requested changes and applicable price increase(s), if any. IBM shall immediately halt work until the Buyer and IBM agree, in writing, to changes in pricing, completion date and any other terms of the SOW, which are affected by such request for change. If Buyer fails to order a restart of work within fifteen calendar days, then the cancellation charges in Section 9.0 of Attachment C will apply.

4.5 Buyer may, for the applicable unit price specified in Section 6.0 of Attachment C, order Prototypes in addition to the quantity included in the NRE Charges at any time before five (5) working days prior to RTM signoff. Subject to the RTM signoff and adequate yield from the initial wafer lot, IBM shall use reasonable efforts to deliver such additional Prototypes within five (5) working days of the estimated delivery date for Prototypes.

4.6 Subject to the terms and conditions of this Agreement, both parties will exercise reasonable diligence in performing the design activities set forth in the SOW for each Product.

4.7 IBM agrees to provide Products to Buyer as requested by Buyer and accepted by IBM subject to the provisions of this Agreement.

4.8 All computer data provided to IBM by Buyer supplied pursuant to this Agreement will be, to the best of supplier's knowledge, free from any virus, worm or other routines that would permit unauthorized access or otherwise harm software, hardware or data.

5.0     PRODUCT DEMAND FORECASTS

5.1 The Product demand forecasts agreed to by Buyer and IBM are set forth in Attachment C. The forecasts cover yearly periods through 1999 broken out by Product and month. During the term of this Agreement, Buyer will provide IBM with updated Product demand forecasts on a monthly basis covering a rolling twelve (12) month period (not to extend beyond the Contract Period), which will be reviewed for approval by IBM within ten
        (10) days of receipt by IBM. Updated forecasts shall be in substantially the same format as the first forecast in Attachment C. Forecasts shall be provided to IBM's Customer Account Representative as identified above. Forecasts shall constitute good faith estimates of Buyer's anticipated requirements for Products for the periods indicated based on current market conditions, and IBM's acceptance shall constitute IBM's good faith intention to quote and supply such requirements if requested and ordered by Buyer in accordance with this Section 5.0. Notwithstanding the foregoing, Product demand forecasts accepted by IBM shall not contractually obligate IBM to supply, nor contractually obligate Buyer to purchase, the quantities of units of Product set forth in such forecasts.

5.2 Buyer may request Products that exceed Product demand forecasts previously accepted by IBM. Such requests are subject to rejection by IBM for any reason, including, without limitation, resource availability. In the event IBM rejects such a request, IBM shall provide buyer with written notice of such rejection within fourteen (14) calendar days of Buyer's Request, specifying the reason for the rejection.


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6.0     PURCHASE ORDERS

6.1 Buyer shall order NRE Services by issuing written purchase orders. Purchase orders for NRE Services will be deemed accepted by IBM unless rejected in writing by IBM, specifying the reasons for rejection. IBM shall make reasonable efforts to make any such rejection within [**] calendar days, but in no case later than [**] calendar days after IBM's receipt of such purchase order.

6.2 Buyer shall order Products by issuing written purchase orders. Purchase orders for Products must be received by IBM in advance, with at least the Purchase Order Lead Time specified in Attachment C, to allow IBM to meet Buyer's requested Shipment Date. Requested Shipment Dates will be deemed accepted (subject to the Purchase Order Lead Time) by IBM, unless IBM provides buyer with written notice of IBM's rejection of such purchase order. IBM shall make reasonable efforts to make any such rejection within [**] calendar days, but in no case later than [**] calendar days after IBM's receipt of such purchase order. If so accepted, a requested Shipment Date shall constitute a Scheduled Shipment Date. Subject to IBM's written acceptance, Buyer may request an improved Scheduled Shipment Date. Such acceptance shall not be unreasonably withheld by IBM.

6.3 Purchase orders for Products will be deemed accepted by IBM unless rejected in writing by IBM, specifying the reasons for rejection. IBM shall make reasonable efforts to make any such rejection within [**] calendar days, but in no case later than [**] calendar days after IBM's receipt of such purchase order. Purchase orders for Products may only be rejected by IBM if such purchase order requests (i) a quantity of Products that exceeds the most recent Product demand forecast accepted by IBM; or (ii) requests a shipment date inconsistent with Purchase Order Lead Time; or (iii) does not comply with the terms and conditions of this Agreement, or (iv) if Buyer is in breach of this Agreement and beyond the cure period.

6.4     Purchase orders issued to IBM shall include the following:

        6.4.1 NRE Services and/or Product(s) being ordered;

        6.4.2 quantity of units of Product requested (in increments of the minimum ship pack quantity ("SPQ") only);

        6.4.3 NRE Charges and/or unit price per Attachment C;

        6.4.4 billing address;

        6.4.5 shipping instructions, including carrier, destination address and requested shipment dates; and

        6.4.6 reference to this Agreement and Agreement Number.

6.5 This Agreement shall take precedence over and govern in case of any additional, different or conflicting terms and conditions in any purchase order(s) or any other form of either party. Purchase orders and other forms of either party may not vary the terms of this Agreement. Additional, different or conflicting terms and conditions on a purchase order or other form shall be of no effect, unless in writing and signed by both parties.

6.6 Notwithstanding any other provision of this Agreement, in the event that IBM's ability to supply the Product is constrained (except as caused by Buyer) for reasons which include, but are not limited to, component availability, and the Scheduled Shipment Date cannot be met, IBM will reduce the quantities of Products to be supplied to Buyer in proportion to the reduction in quantities of products of the same technology or utilizing the same manufacturing process to be supplied to satisfy others. Receipt of such allocated supply and later delivery of all undelivered ordered quantities after the constraint ends shall constitute Buyer's exclusive remedy in the event of such supply constraint.

7.0     PRICING

7.1 Buyer shall pay IBM the NRE Charge applicable to such Product as set forth in Attachment C, as well as other sums for special services as are separately ordered by Buyer and listed or referenced in Attachment C, or as otherwise agreed to in writing by the parties.

7.2 The unit price for each unit of Product ordered shall be determined at the time the applicable purchase order is accepted using the Product's Price Quantity Matrix set forth in Attachment C. The quantity used as an input into such Price Quantity Matrix shall be the cumulative quantity of units of a Products determined by the purchase orders accepted by IBM after the Commencement Date, including the units of Product requested in the purchase order that is the subject of such price determination.

8.0     TITLE AND SHIPMENT

8.1 Title and risk of loss for a Product pass to Buyer when IBM delivers the Product to the carrier.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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8.2     Products shall be shipped from the manufacturing location FOB for domestic U.S. destinations and ExWorks (as defined in the 1990 INCO Terms) for international shipments.

8.3 In no event shall IBM be deemed to assume any liability in connection with any shipment, nor shall the carrier be construed as an agent of IBM.

9.0     INVOICING, PAYMENT TERMS, TAXES

9.1     NRE Charges shall accrue and be invoiced on the schedule set forth in
        Section 2.0 of Attachment C. IBM shall invoice Buyer for all units of Product upon shipment. All payments under this Agreement shall be due within thirty (30) days of the date of invoice. If Buyer's account becomes in arrears or if Buyer exceeds its credit limit with IBM, in addition to any other right under this Agreement, IBM reserves the right to cease development work or stop shipment to Buyer or ship to Buyer on a cash-in-advance basis, or other mutually agreeable terms, until Buyer's account is again current.

9.2 Buyer is responsible for all state and federal sales and use taxes related to Products, except for IBM's own corporate income taxes.

9.3 Buyer shall provide IBM with a copy of a valid reseller's exemption certificate for Products purchased for resale for each applicable taxing jurisdiction. Based on such certificate, and where the law permits, IBM will treat Buyer as exempt from applicable state and local sales tax for Products purchased hereunder. Buyer shall notify IBM promptly in writing of any modification or revocation of its exempt status. Buyer shall reimburse IBM for any and all assessments resulting from a refusal by a taxing jurisdiction to recognize any Buyer reseller's exemption certificate, or from Buyer's failure to have a valid reseller's exemption certificate. If Buyer purchases Product under this Agreement for internal use, Buyer agrees to notify IBM and pay applicable sales tax.

10.0    INTEREST ON OVERDUE PAYMENTS

        Late payment of invoices will be assessed a charge equal to the lesser of one and one-half (1.5%) per month or the statutorily maximum rate of interest in accordance with the laws of the State of New York.

11.0 CANCELLATION CHARGES, RESCHEDULING, ORDER CHANGE PROVISIONS AND END OF LIFE NOTICE

11.1 Buyer may cancel a purchase order or any portion thereof upon written notice to IBM. If Buyer cancels a purchase order for NRE Services or Prototypes, or if Buyer unreasonably withholds its signature from the RTL or RTM, IBM will cease further work in connection with the Product and invoice Buyer for (i) the total of all unpaid NRE Charges applicable to the next development Milestone (Section 2.0 of Attachment C) and (ii) an NRE cancellation charge pursuant to Section 3.0 of Attachment C and the applicable unit price for any canceled Prototype devices that were ordered pursuant to Section 4.5 of this Agreement. For purchase orders for units of Product, if the written notice is less than the Purchase Order Lead Time, then a cancellation charge, as specified in Section 9.0 of Attachment C, will immediately become due for each canceled unit.

11.2 For a purchase order for production units which is more than thirty (30) days, but less than the Purchase Order Lead Time from its Scheduled Shipment Date, Buyer may request in writing a one-time deferral of the Scheduled Shipment Date for not more than ninety (90) days, with no cancellation charge imposed. However, if this purchase order is subsequently deferred or canceled, then the cancellation charge specified in Section 9.0 of Attachment C will be due.

11.3 In the event that IBM determines to discontinue the manufacture of a Product, IBM will provide Customer with at least [**] prior written notice of any such discontinuance. Customer shall place any and all orders for such Product within [**] after it receives such notice. Customer must take final delivery of all Product under any such orders on or before the date that IBM has notified Customer that such Product will be discontinued. All such orders will be completed and filled by IBM in the ordinary course of business and in accordance with the terms of this Agreement.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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12.0    ENGINEERING CHANGES

12.1 IBM may implement Mandatory Engineering Changes. IBM will provide Buyer written notice of any Mandatory Engineering Changes that affect form, fit, or function of the Product as soon as reasonably possible.

12.2 For all previously shipped Product not incorporating Mandatory Engineering Changes, IBM may provide replacement Products (including parts, materials and documentation) [**]. Buyer must use reasonable efforts to install Mandatory Engineering Changes on all Products in its inventory. If IBM requests the return of Products displaced by installation of replacement Products, Buyer will promptly return any displaced Products to IBM's designated U.S. location after installation of such replacement Products, [**].

12.3 In addition to Mandatory Engineering Changes, IBM may implement Engineering Changes that result in cost reductions to the Product ("Elective Engineering Changes") with prior written approval from Buyer. Such approval shall not be unreasonably withheld. IBM shall give Buyer prompt written notice of Elective Engineering Changes. [**]

12.4 IBM may make available other Engineering Changes ("Optional Engineering Changes"). The cost of any Optional Engineering Changes that Buyer desires to implement will be borne by Buyer and will be determined through a written request for quote process.

13.0    TERMINATION OF AGREEMENT

13.1 If either party is in material default of a provision of this Agreement and such default is not corrected within thirty (30) days of receipt of written notice, this Agreement may be terminated by the party not in default.

        13.1.1 If Buyer terminates due to IBM default, all previously accepted purchase orders shall be automatically canceled without charge to Buyer, except for any specific purchase order(s) that the parties mutually agree in writing not to cancel.

        13.1.2 If IBM terminates due to Buyer default, at IBM's discretion, all previously accepted purchase orders shall be automatically canceled and adjustment charges and cancellation charges will apply in addition to any other amounts then due.

13.2 Notwithstanding the provisions of Section 13.1, either party shall have the right to terminate this Agreement immediately if:

        13.2.1 The other party files a petition in bankruptcy, undergoes a reorganization pursuant to a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or

        3.2.2 The other party is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its material obligations under this Agreement.

13.3 IBM may terminate this Agreement, or its obligations with respect to specifically affected Products, immediately if:

        13.3.1 Buyer unreasonably withholds its consent for IBM to make Elective Engineering Changes under Section 12.0; or

        13.3.2 Either party receives a claim or charge, or otherwise has a reasonable basis to believe any time during the term of this Agreement, that any of the other parties Deliverable Items infringe third party intellectual property rights.

13.4    In the event this Agreement is terminated pursuant to Section 13.1.2,
        13.2 or 13.3, all amounts due and payable to the non-terminating party as of the date of such termination shall become immediately due and payable.

13.5 Either party may terminate this Agreement without cause upon twelve (12) months prior written notice to the other. If Buyer is the terminating party, all previously accepted purchase orders will be filled, but IBM shall not be obligated to accept further purchase orders after receiving notice. If IBM is the terminating party, IBM will continue to accept new purchase orders pursuant to Section 6.0 during the notice period.

13.6 All Products shipped against accepted purchase orders will be subject to the terms and conditions of this Agreement notwithstanding any termination or expiration of the term of this Agreement.

13.7 Within thirty (30) days after filling all outstanding purchase orders after termination, IBM shall provide Buyer with a refund of any net credit remaining after all amounts due have been applied.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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14.0    WARRANTIES

14.1 IBM warrants that each unit of Product after delivery will be free from defects in material and workmanship and will conform to the Product Specifications as set forth in the RTM for the applicable period set forth in Attachment C. Delivery to Buyer of each unit of Product is deemed to occur five (5) days after shipment from IBM. Buyer acknowledges that the functionality of Products is contingent upon Buyer's designs and, therefore, the warranty of this Section 14.1 does not apply to the functionality of Products fabricated hereunder. This warranty does not include repair of damage resulting from failure to provide a suitable installation environment, or any use for other than the intended purpose, accident, disaster, neglect, misuse, transportation, alterations, or non-IBM repairs or activities.

14.2 Any unit of Product that fails to conform to the warranty of Section 14.1, while under warranty, may be returned, freight collect, to the location IBM designates for repair, replacement or credit, at IBM's discretion, provided, however, that IBM will provide a credit upon Maker's reasonable request. IBM will within a reasonable time, but no sooner than Purchase Order Lead Time repair or replace such units or provide a credit to Buyer for the purchase price paid for such units by Buyer. IBM will ship replacement units back to Buyer, transportation prepaid by IBM, and such units of Product will be considered newly delivered for warranty purposes.

14.3 Should any unit of Product returned to IBM hereunder be found by IBM to be free from defects or non-conformities, IBM will return such unit of Product to Buyer transportation prepaid by IBM. Payment for such unit of Product will be due and payable by Buyer as set forth in Section 9.0 above.

14.4 Prototypes provided by IBM under this Agreement are provided on an "AS IS" basis, without warranty of any kind.

14.5 No course of dealing, course of performance, usage of trade, Product or Prototype description shall be deemed to establish a warranty, express or implied.

14.6 THE FOREGOING WARRANTIES MADE BY IBM ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT.

15.0    CONFIDENTIAL INFORMATION

        All information exchanged under this Agreement is subject to the terms of the separate agreement for exchange of confidential information (Agreement Number V1424) as executed between the parties on December 9,1996.

16.0    TRADEMARKS AND TRADE NAMES

16.1 Neither this Agreement, nor the sale of Products hereunder, shall be deemed to give either party any right to use the other party's trademarks or any of the other party's trade names without specific, prior written consent.

17.0    INTELLECTUAL PROPERTY RIGHTS

17.1 Buyer represents, and IBM acknowledges Buyer's representation, that all Buyer Deliverable Items for the Products are the property of Buyer. Buyer represents and warrants it is the rightful owner, or authorized licensee (with all requisite rights to sublicense) of the Buyer Deliverable Items and all other designs, information, and materials supplied to IBM hereunder, and that no part of such materials knowingly incorporate or infringe the intellectual property of any third party. Buyer and/or its suppliers shall have and retain all intellectual property rights associated with any intellectual property furnished by Buyer, but excluding any intellectual property furnished by or for IBM.

17.2 IBM or its licensors shall retain and have all intellectual property rights (including, without limitation, mask work rights) associated with any intellectual property furnished by IBM in connection with this Agreement, including without limitation, (i) all base array layers, (ii) all IBM-licensed library elements (including, without limitation, any megafunctions or cores), and (iii) all design methodologies and tools,
        (iv) all IBM-furnished modifications of any of the foregoing. To the extent Buyer has access to such intellectual property, Buyer shall use such intellectual property solely for the purpose of designing Prototypes and Products for manufacture pursuant to this Agreement. Buyer hereby conveys to IBM any intellectual property rights it may acquire therein. IBM represents and warrants, and Buyer acknowledges IBM's representation, that IBM is the rightful owner or authorized licensee of all intellectual property furnished by IBM in connection with this Agreement.


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17.3    IBM shall own any masks made by IBM using logic data provided by Buyer.
        IBM will use any tangible netlist tape(s), and tangible GDS II tape(s) received from Buyer or generated exclusively for Buyer hereunder, and any masks made from such GDS II tape(s), only to manufacture Products for sale solely and exclusively to Buyer.

17.4 Except as set forth in section 17.2, if in the course of performance under this Agreement either party discovers or invents any process, pattern, device or other invention, that party shall be deemed the sole owner of such discovery or invention. In the event any such invention is jointly discovered or invented by the parties, the parties shall be deemed joint owners of such discovery or invention without any duty of accounting.

17.5 The parties understand and agree that no license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any know-how, inventions, patents, trade secrets, copyrights, mask works or other intellectual property rights, except as expressly set forth in this Agreement. No additional license or other right, express or implied, shall arise from the consummation of this Agreement, or from any acts, statements or dealings leading to such consummation.

18.0    INTELLECTUAL PROPERTY INDEMNIFICATION

18.1 IBM shall indemnify Buyer from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any patents or copyrights of a third party in any country in which IBM sells similar products that expose IBM to similar liabilities as the Product, arising as a result of any of IBM's manufacturing process, equipment or testing, that is not specifically required by Buyer's designs, specifications or instructions. IBM shall defend at its own expense, including attorney's fees, any suit brought against Buyer alleging such infringement. In the event that Buyer becomes enjoined from using Product in its inventory due to such infringement, IBM at its option and expense, will secure for Buyer the right to continue to use and market the Product, or modify or replace the Product with a non-infringing product. If IBM determines that neither of the foregoing alternatives is reasonably available, Buyer may return the affected Product in Buyer's inventory to IBM for a credit equal to the price paid for the units of Product affected. IBM shall have no obligation regarding any claim based upon modification of the Product by Buyer or its customers, use of the Product in other than its intended operating environment or the combination, operation or use of the Product with non-IBM products or equipment.

18.2 Buyer shall indemnify IBM from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any infringement of any patents or copyrights of a third party in any country where Buyer uses or distributes the Product, arising as a result of IBM's compliance with any of Buyer's design, specifications, instructions or modifications of the Product by Buyer and shall defend at its own expense, including attorney's fees, any suit brought against IBM alleging any such infringement.

18.3 The rights provided in Sections 18.1 and 18.2 are contingent upon the parties seeking to enforce indemnification by giving prompt written notice to the indemnifying party regarding any claim, demand or action for which the indemnified party seeks indemnification. The indemnified party is required to fully cooperate with the indemnifying party at the indemnifying party's expense and shall allow the indemnifying party to control the defense or settlement of any such claim, demand or action, including obtaining the written consent of the indemnifying party prior to any settlement proposal or settlement. IBM shall have the right to waive Buyer's obligations under Section 18.2 and provide for its own defense, at IBM's sole discretion and expense.

18.4 The purchase, receipt or possession of the Product from or through IBM carries no license or immunity, express or implied, under any patent of IBM covering the combination of the Product with other products or the use of any such combination, or under any patent or other intellectual property right of any third party relating to the Product or its combinations with any other products.

18.5 Except as expressly stated in this Agreement, this Section 18.0 states the entire liability of the parties and their exclusive remedies with respect to infringement and all other warranties against infringement of any intellectual property rights, statutory, express or implied are hereby disclaimed.

19.0    INDEPENDENT PARTIES

        Each party hereto is an independent contractor and is not an agent of the other party for any purpose whatsoever. Neither party shall make any warranties or representations on the other party's behalf, nor shall it assume or create any other obligations on the other party's behalf. IBM and Buyer agree to indemnify from and against any damages finally awarded by a court of competent jurisdiction resulting from any violation of this Section 19.0.


IBM/Maker                                                           Page 8 of 17

Signature Copy


20.0    LIMITATION OF REMEDIES

20.1 IBM's entire liability and Buyer's exclusive remedy are set forth in this Section:

        20.1.1 In all situations involving non-conforming or defective Products furnished under this Agreement as set forth in Section 14.1, Buyer's exclusive remedy is the replacement of the Products or a credit to Buyer of the purchase price paid for such units by Buyer, at IBM's discretion, provided, however, that IBM will provide a credit upon Maker's reasonable request.

        20.1.2 IBM's liability for actual damages for any cause whatsoever (other than as set forth in Section 20.1 .1), shall be limited to the greater of fifty thousand dollars ($50,000) or the applicable unit price for the specific units of Product that caused the damages or that are the subject matter of, or are directly related to, the cause of action. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to the payment of costs, damages and attorney's fees referred to in Section 18.0. This limitation will also not apply to claims by Buyer for bodily injury or damage to real property or tangible personal property caused by IBM's negligence.

        20.1.3 In no event will either party be liable to the other party for any lost profits, lost savings, incidental damages or other consequential damages, even if advised of the possibility of such damages, except as provided in Section 18.0. In addition IBM will not be liable for any claim based on any third-party claim, except as provided in Section 18.0. In no event will IBM be liable for any damages caused by Buyer's failure to perform Buyer's responsibilities.

        20.1.4 In addition, IBM shall have no liability when the Products are used in conjunction with (a) any medical implantation or other direct life support applications where malfunction may result in direct physical harm or injury to persons or (b) commercial aviation, nuclear materials, or other ultra-hazardous activities.

21.0    SUBCONTRACT AND ASSIGNMENT

21.1 IBM has the right to subcontract its responsibilities under this Agreement, provided that any subcontractor retained by IBM is obligated in writing to the same obligations as set forth herein with respect to IBM. In the event that IBM does subcontract certain portions of its responsibilities, the term "employee" as used herein shall be deemed to include such subcontractor and/or its employees.

21.2 Neither party to this Agreement may assign its obligations or delegate its duties in whole or in part without the prior written consent of the other except that IBM may assign its rights to payment under this Agreement and if the assets or stock of that portion of IBM to which this Agreement pertains hereafter becomes owned or controlled, directly or indirectly, by a third party, IBM may assign its entire right, title and interest in this Agreement to such third party. Any other assignments or delegations will be void.

22.0    COMPETITIVE PRODUCTS AND SERVICES

        Neither this Agreement nor any activities hereunder will impair any right of IBM or Buyer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services including those which are competitive with those offered by IBM or Buyer.

23.0    PROMOTIONAL ACTIVITY

        Press releases and other like publicity, advertising or promotional material which mention the other party by name, this Agreement or any term hereof shall be agreed upon by both parties in writing prior to any release.

24.0    FORCE MAJEURE

        Except for payments due IBM, neither party shall be in default or liable for any delay or failure of compliance with this Agreement due to an act of nature, public enemy, freight embargo, or other cause if such act of nature, public enemy, freight embargo, or other cause is beyond the control of the non-performing party. A non-performing party shall cure as soon as practicable, and as soon as practicable after such force majeure event, notify the other party in writing of such event.


IBM/Maker                                                           Page 9 of 17

Signature Copy


25.0    NOTICES

25.1 All notices shall be in writing and shall be deemed delivered when sent by certified mail return receipt requested.

               IBM                            Maker Communications, Inc.
               Dept. LJGV-965-3J              73 Mount Wayte Avenue
               1000 River Street              Framingham, MA 01702
               Essex Junction, VT 05452
               Attn: Contract Administrator   Attn: Chief Financial Officer

25.2 Day to day technical activities under this Agreement will be directed by the Technical Coordinators identified in Attachment A, who will be responsible for maintaining technical liaison between the parties. Either party may change its respective representative designated for receipt of notices, or its Technical Coordinator and their addresses designated for notices by notifying the other party in the same manner as any other notice.

25.3 IBM will provide Buyer with ninety (90) days written notice whenever IBM changes the location or locations, where a substantial portion of the Product is manufactured.

26.0    GENERAL PROVISIONS

26.1 This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

26.2 The activities of each party and its employees, agents or representatives while on the other party's premises (including any design center) shall comply with the host company's policies and procedures for such facilities, including security procedures and visitation guidelines.

26.3 Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, without limitation, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Buyer agrees that machines, commodities, and technical data provided under this Agreement are subject to restrictions under the export control laws and regulations of the United States of America, including, without limitation, the U.S. Export Administration Act and the U.S. Export Administration Regulations. Buyer hereby gives its written assurance that neither machines, commodities or technical data provided by IBM under this Agreement, nor the direct product thereof, will be exported, or re-exported, directly or indirectly, to prohibited countries or nationals thereof without first obtaining applicable government approval. Buyer agrees it is responsible for obtaining required government documents and approvals prior to export of any machine, commodity, or technical data.

26.4 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof. Buyer shall bring any and all actions arising under or relating to this Agreement only in courts of competent jurisdiction in the State of New York. IBM shall bring any and all actions arising under or relating to this Agreement only in courts of competent jurisdiction in the Commonwealth of Massachusetts. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

26.5 If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of this Agreement shall continue in effect so long as the redacted Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

26.6 No actions, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after the cause of action has arisen, or, in the case of nonpayment, more than two (2) years from the date the last payment was due.

26.7 This Agreement may be modified only by a written amendment signed by persons authorized to so bind Buyer and IBM. This Agreement shall not be supplemented or modified by any course of dealing, course of performance or trade usage. The term "this Agreement" as used herein includes any applicable Attachments or future written amendment(s) made in accordance with this Section.


IBM/Maker                                                          Page 10 of 17

Signature Copy


26.8 Failure by either party to insist in any instance on strict conformance by the other to any term of this Agreement or failure by either party to act in the event of a breach will not be construed as a consent to or waiver of any subsequent breach of the same or of any other term contained in this Agreement.

26.9 All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond any expiration or termination, including, without limitation, Sections 8.0, 9.0, 10.0, 13.6, 14.0, 15.0, 16.0, 17.0, 18.0,19.0 and 20.0.

26.10 The headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.


IBM/Maker                                                          Page 11 of 17

Signature Copy


27.0    SOLE AGREEMENT

        The parties acknowledge that each has read this Agreement and its Attachments, understands them, and agrees to be bound by their terms and conditions. Further, the parties agree that this Agreement and its Attachments and the IBM Design Kit License Agreement, are the complete and exclusive statement of the agreement between the parties, which supersedes all proposals and all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

        Agreed to:                                Agreed to:
        INTERNATIONAL BUSINESS                    MAKER COMMUNICATIONS, INC.
        MACHINES CORPORATION


        By: /s/ PETER HANSEN                      By: /s/ MICHAEL RUBINO
            ---------------------------------         --------------------------
                Authorized Signature                      Authorized Signature

        Name: Peter Hansen                        Name: Michael Rubino
        Title: VP North American Sales, IBM MD    Title: VP & CFO

        Dated:  8/13/98                           Dated: 9/2/98


--------------------------------------------------------------------------------
This agreement shall not bind either party to any obligations unless and until it is executed in writing by both parties.
--------------------------------------------------------------------------------


IBM/Maker                                                          Page 12 of 17

Signature Copy


                                  Attachment A

1.0     Product Name and Description

        [**]

2.0     Technical Coordinators

        [**]

3.0     Design Schedule/Statement of Work

        [**]


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                          Page 13 of 17

Signature Copy



                                  Attachment B
                                Deliverable Items

1.0     [**]

2.0     [**]

3.0     Deliverable Items associated with the RTM Milestone:

        [**]

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                          Page 14 of 17

Signature Copy


                                  Attachment C


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                          Page 15 of 17

Signature Copy



                            Attachment C (continued)
                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                          Page 16 of 17

Signature Copy



                            Attachment C (continued)
                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                          Page 17 of 17

Signature Copy                                                       Page 1 of 7


                         AMENDMENT 1 TO AGREEMENT X0458


This Amendment to the Agreement for ASIC Design and Purchase of Products ("Amendment 1") is made and entered into between International Business Machines Corporation ("IBM") and Maker Communications, Inc. ("Buyer"). This Amendment 1 shall be effective as of February 15, 1999 (the "Effective Date").

WHEREAS IBM and Buyer are parties to the Agreement for ASIC Design and Purchase of Products, Agreement Number X0458, having an effective date of September 2, 1998 (the "Agreement");

WHEREAS IBM and Buyer desire to amend the Agreement as set forth herein;

NOW THEREFORE the parties hereby agree as follows:

The parties agree that Attachments A, B and C to the Agreement for ASIC Design and Purchase of Products, with Agreement Number X0458, shall be amended, and are restated as follows:

                                 Attachment A-1

1.0  Product Name and Description

     [**]


2.0  Technical Coordinators

     [**]


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 2 of 7

3.0  Design Schedule/Statement of Work

     [**]


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 3 of 7


                                 Attachment B-1
                               Deliverable Items


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 4 of 7


                                 Attachment C-1
                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 5 of 7

                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 6 of 7



                           Attachment C-1 (continued)
                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy                                                       Page 7 of 7



                           Attachment C-1 (continued)
                          PRODUCT PURCHASE INFORMATION


[**]

This Agreement, as amended herein, sets forth the entire agreement and understanding between the parties, and supersedes and cancels all previous negotiations, agreements, commitments and writings, in respect to the subject matter hereof, and neither party hereto shall be bound by any term, clause, provision or condition except as expressly provided in the Agreement as amended herein or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized representatives of the parties.


Agreed to:                                   Agreed to:
INTERNATIONAL BUSINESS                       MAKER COMMUNICATIONS, INC.
MACHINES CORPORATION


By: /s/ Peter D. Hansen                      By: /s/ Michael Rubino
    -----------------------------                -------------------------------
    Authorized Signature                         Authorized Signature


Name:  Peter D. Hansen                       Name:  Michael Rubino
Title: VP North American Sales               Title: VP and CFO

Dated:                                       Dated:
       -------------------------                    ----------------------------



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM                                                         Maker Communications

Signature Copy


                                  AMENDMENT 2
              TO AGREEMENT FOR ASIC DESIGN AND PURCHASE OF PRODUCTS


This amendment ("Amendment 2") to Agreement Number X0458, entered into between IBM and Maker Communications, Inc. on September 2, 1998, as amended by Amendment 1 ("the Agreement"), is made and entered into by and between Maker Communications, Inc. ("Buyer") and International Business Machines Corporation ("IBM"). Amendment 2 shall be effective when signed by both parties.

WHEREAS IBM and Buyer desire to amend the agreement so as to add an additional product to be developed, manufactured and sold under the terms and conditions of the Agreement.

NOW THEREFORE, the parties hereby agree to amend the Agreement by adding a second set of Attachments to the base terms and conditions of the Agreement. This Attachment has three parts: A-2, B-2, and C-2 that are applicable only to the Product identified in Attachment A-2.


                                 Attachment A-2


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 1 of 7

Signature Copy



[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 2 of 7

Signature Copy


                                 Attachment B-2
                               Deliverable Items



[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 3 of 7

Signature Copy


                                 Attachment C-2
                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 4 of 7

Signature Copy

                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 5 of 7

Signature Copy

                          PRODUCT PURCHASE INFORMATION


[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


IBM/Maker                                                            Page 6 of 7

Signature Copy


Agreed to:                                   Agreed to:
INTERNATIONAL BUSINESS                       MAKER COMMUNICATIONS, INC.
MACHINES CORPORATION


By:/s/ Peter D. Hansen                       By: /s/ Michael Rubino
   -----------------------------                 -------------------------------
   Authorized Signature                          Authorized Signature


Name:  Peter D. Hansen                       Name:  Michael Rubino
Title: VP North American Sales               Title: VP and CFO

Dated:                                       Dated:
       -------------------------                    ----------------------------


IBM/Maker                                                            Page 7 of 7